UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 7, 2023

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 8.01 hereto is incorporated herein by reference.

Item 8.01	Other Events.

On May 7, 2023, the Board of Directors (the “Board”) of ANI Pharmaceuticals, Inc. (the “Company”) amended the Company’s Insider Trading Policy to prohibit the Company’s directors, officers and other employees from holding the Company’s securities in a margin account, purchasing the Company’s securities on margin or pledging the Company’s securities to secure a loan. The foregoing restrictions became effective immediately upon the Board’s adoption of the amended Insider Trading Policy, with an exception for an existing loan agreement, as further described below.

On May 7, 2023, Robert E. Brown, Jr. informed the Board of his decision not to seek reelection as a director on the Company’s Board at the Company’s 2023 Annual Meeting of Stockholders, scheduled for May 23, 2023. Accordingly, the Board has withdrawn its nomination of Mr. Brown for reelection to the Board. Mr. Brown’s decision did not result from any disagreement with the Company and relates solely to the adoption of the amended Insider Trading Policy as described above. As described in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, Meridian Venture Partners II, L.P. (“MVP II"), of which Mr. Brown is a controlling person, has a loan agreement with an institutional lender pursuant to which such institutional lender has the right to require MVP II to pledge its shares of the Company’s common stock upon the occurrence of certain events. The Company and Mr. Brown believe that no events have occurred as of the date hereof that could reasonably be expected to trigger any pledges under the loan agreement. The Company’s Insider Trading Policy, prior to the amendment, had allowed for margining or pledging securities in certain circumstances while exercising caution. Mr. Brown will serve out the remainder of his term as a director.

The Company has entered into an agreement with MVP II, pursuant to which a representative of MVP II has the right to attend all meetings of the Board in a nonvoting observer capacity, effective as of May 23, 2023. MVP II has initially named Mr. Brown as such representative.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2023	ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Senior Vice President Finance and Chief Financial Officer